EX-10.17
                 EMPLOYMENT AGREEMENT AMENDMENT

     THIS EMPLOYMENT AGREEMENT AMENDMENT is made and entered into as of April 1, 2002 (the "Effective Date"), by and between 5G Wireless Communications, Inc. (the "Employer"), and Don Boudewyn ("Employee") and amends the original agreement dated February 1, 2002.

     The parties agree to;

     1. Change the title of the employee to Executive Vice President and Chief Operation Officer

     2. Employer shall pay to the employee a salary of $ 9,000 per month commencing as the Effective Date, payable in two monthly installments on the 1st and 15th of each month. The salary will be increased to $12,000 in year two and $15,000 in year three.

All other terms fully in the original agreement remain fully enforceable.

This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

EMPLOYER:

5G Wireless Communications, Inc.


By: /s/  Jerry Dix
Jerry Dix, President & CEO



/s/  Don Boudewyn
Don Boudewyn